NEENAH FOUNDRY COMPANY FILES QUARTERLY REPORT WITH THE SEC
SCHEDULES CONFERENCE CALL TO DISCUSS RESULTS
NEENAH, WI, August 11, 2005 – Neenah Foundry Company (“Neenah” or the “Company”) announced today that it has filed its Quarterly Report on Form 10-Q for the 3 month period ended June 30, 2005 with the Securities and Exchange Commission on Thursday, August 11, 2005.
     In addition to announcing the filing of the 10-Q, Neenah’s President & CEO, William Barrett, has also scheduled a conference call to review the information in this report and respond to questions. The conference call is scheduled for Wednesday, August 17, 2005 at 10:00 a.m. (Central Time). A replay of this call will be available until August 24, 2005. The call-in number information for the conference call follows:

Dial-In Number:	1-800-559-2403 (to join the audio conference call)
Alternate Dial – In (Intern’l)	1-847-619-6534
Confirmation Number:	12467734#
Host Name:	Bill Barrett
Company:	Neenah Foundry Company
Digital Tape Replay:	1-877-213-9653
Alternate Number (Intern’l)	1-630-652-3041
Passcode:	12467734#
About Neenah Foundry Company
     Neenah Foundry Company manufactures and markets a wide range of iron castings and steel forgings for the heavy municipal market and selected segments of the industrial markets. Neenah is one of the larger independent foundry companies in the country, with substantial market share in the municipal and various industrial markets for gray and ductile iron castings and forged steel products. Additional information about Neenah is available on the Company’s web site at www.nfco.com.
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Contacts:
Neenah Foundry Company
William Barrett
920-725-7000